Exhibit 10.2
Execution Copy
SECURITY AGREEMENT
Dated as of February 15, 2011
among
BASIC ENERGY SERVICES, INC.
and the other Debtors parties hereto
in favor of
BANK OF AMERICA, N.A.,
as Administrative Agent

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TABLE OF CONTENTS
(CONTINUED)

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TABLE OF CONTENTS
(CONTINUED)
SCHEDULES

Schedule 3.3	—	Organization Information
Schedule 3.4	—	Certain Collateral
Schedule 3.5(a)	—	Pledged Equity
Schedule 3.5(c)	—	Instruments
Schedule 3.7	—	Intellectual Property
Schedule 3.8	—	Location of Rigs
Schedule 3.9	—	Bank Accounts
ANNEXES

Annex I	—	Security Agreement Supplement
Annex II	—	Patent Security Agreement Supplement
Annex III	—	Trademark Security Agreement Supplement
Annex IV	—	Copyright Security Agreement Supplement

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SECURITY AGREEMENT
     This SECURITY AGREEMENT dated as of February 15, 2011 (this “Agreement”), is among BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the undersigned subsidiaries of the Borrower (the Borrower and such undersigned subsidiaries collectively being the “Debtors”), and BANK OF AMERICA, N.A., in its capacity as administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the holders of the Secured Obligations (as defined below).
INTRODUCTION
     Reference is made to the Credit Agreement dated as of February 15, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain financial institutions which are or may become parties thereto, and Bank of America, N.A., as Administrative Agent. Pursuant to the Guaranty dated as of Februrary , 2011 (as amended, restated or otherwise modified from time to time, the “Guaranty”), made by the Debtors (other than the Borrower) in favor of the Administrative Agent, such Debtors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement. It is a condition precedent to the effectiveness of the Credit Agreement and the making of credit extensions thereunder that the Debtors shall have entered into this Agreement in order to secure the Borrower’s obligations under the Credit Agreement, the Debtors’ obligations under the Guaranty, and all other Secured Obligations (as defined below).
     The Debtors share an identity of interest as members of a combined group of companies and will derive substantial direct and indirect economic and other benefits from the extensions of credit under the Credit Agreement. Therefore, in consideration of the credit expected to be received in connection with the Credit Agreement, the Debtors jointly and severally agree with the Administrative Agent as follows:
SECTION 1.
DEFINITIONS
     1.1 Terms defined above and elsewhere in this Agreement shall have their specified meanings. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. All terms used herein and defined in the UCC shall have the same definitions herein as specified therein.
     1.2 Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Debtor, shall refer to such Debtor’s Collateral or the relevant part thereof.
     1.3 The following terms shall have the following meanings:
     “Chattel Paper” means all of each Debtor’s present and future chattel paper, including electronic chattel paper.

     “Collateral” has the meaning specified in Section 2.1.
     “Collateral Account” means any deposit account with the Administrative Agent which is designated, maintained, and under the sole control of the Administrative Agent and is pledged to the Administrative Agent which has been established pursuant to the provisions of this Agreement for the purposes described in this Agreement including collecting, holding, disbursing, or applying certain funds, all in accordance with this Agreement.
     “Contracts” shall mean all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) to which any Debtor now is, or hereafter will be, bound, or a party, beneficiary or assignee, in any event, including all contracts, undertakings, or agreements in or under which any Debtor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.
     “Control Agreement” means any account control agreement entered into pursuant to Section 4.7 of this Agreement.
     “Copyrights” means all of the following now owned or hereafter acquired by any Debtor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country and all extensions and renewals thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including, without limitation, those listed in Schedule 3.7.
     “Copyright Licenses” means any written agreement naming any Debtor as licensor or licensee (including, without limitation, those listed in Schedule 3.7), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Copyright Security Agreement Supplement” means a supplement to this Agreement by each applicable Debtor in favor of the Administrative Agent, substantially in the form of Annex IV hereto.
     “Deposit Accounts” means all “deposit accounts” (as defined in the UCC) now or hereafter held in the name of any Debtor.
     “Document” means any document including, without limitation, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.
     “Equipment” means all of each Debtor’s present or future owned or leased fixtures and equipment wherever located, including drilling platforms and Rigs and remotely operated vehicles, trenchers, and other equipment used by any Debtor for the provision of construction services, well operations services, oil and gas production services, contract drilling services or other services, vehicles, motor vehicles, rolling stock, vessels, aircraft, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment) and similar items which relate to the above, together with all parts thereof and all accessions and additions thereto.
     “Event of Default” means any “Event of Default” under the Credit Agreement.
     “Excluded Property” means any of the following property or assets of any Debtor:
     (a) any Equipment owned by any Debtor on the date hereof or hereafter acquired that is subject to a Permitted Lien if the contract or other agreement in which such Permitted Lien is granted validly prohibits the creation of any other Lien on such Equipment except to the extent such prohibition is ineffective under the UCC;
     (b) General Intangibles, Contracts, and Investment Property which by their respective express terms prohibit the grant of a security interest, except to the extent such prohibition is ineffective under the UCC;
     (c) permits and licenses to the extent the grant of a security interest therein is prohibited under applicable Law or regulation or by their express terms, except to the extent such prohibition is ineffective under the UCC; and
     (d) Excluded Stock.
     “Excluded Stock” means (i) 34% of the Equity Interests in each direct Foreign Subsidiary of the Debtors that is a “controlled foreign corporation” under the Code and (ii) subject to Section 6.12 of the Credit Agreement, the Equity Interests of Robota.
     “Fixtures” means any fixture or fixtures now or hereafter owned or leased by any of the Debtors, or in which any of the Debtors holds or acquires any other right, title or interest, constituting “fixtures” under the UCC.
     “General Intangibles” means all general intangibles now owned or hereafter acquired by any Debtor, including all right, title and interest that such Debtor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, software, data bases, data, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights and intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights or indemnification.

     “Instruments” means all of each Debtor’s instruments, including all promissory notes and other evidences of indebtedness, including intercompany instruments, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
     “Intellectual Property” means all intellectual and similar property of any Debtor of every kind and nature now owned or hereafter acquired by any Debtor, including inventions, designs, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, domain names and domain name registrations, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Investment Property” means, other than any shares or equity interests constituting Excluded Property, all investment property now owned or hereafter acquired by any Debtor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Debtor, including the rights of any Debtor to any Securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all Securities Accounts of any Debtor; (iv) all commodity contracts of any Debtor; and (v) all commodity accounts held by any Debtor.
     “Inventory” means all of each Debtor’s present and future inventory, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Debtor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Debtor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies, and embedded software. “Inventory” shall also include inventory in joint production with another person, inventory in which any Debtor has an interest as consignor, and inventory that is returned to or stopped in transit by any Debtor, and all combinations and products thereof.
     “Letter-of-Credit Rights” shall mean all letter-of-credit rights now owned or hereafter acquired by any Debtor, including rights to payment or performance under a letter of credit, whether or not such Debtor, as beneficiary, has demanded or is entitled to demand payment or performance.
     “Licenses” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Debtor is a party, including any franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.
     “Liquid Assets” shall mean all cash and cash equivalents at any time held by any of the Debtors, including all amounts from time to time held in any checking, savings, deposit or other account of any of the Debtors, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.
     “Patents” means all of the following now owned or hereafter acquired by any Debtor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country, including, without limitation, any of the foregoing referred to in Schedule 3.7, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.7).
     “Patent Security Agreement Supplement” means a supplement to this Agreement by each applicable Debtor in favor of the Administrative Agent, substantially in the form of Annex II hereto.
     “Permitted Liens” means any Liens permitted by Section 7.01 of the Credit Agreement.
     “Permitted Prior Liens” means the following: (i) with respect to Equity Interests, instruments, Deposit Accounts, Liens permitted by clauses (c) and (h) of Section 7.01 of the Credit Agreement and, solely with respect to applicable Deposit Accounts, Liens permitted by clause (f) of Section 7.01 of the Credit Agreement, and (ii) with respect to all other property, Liens permitted by Section 7.01 of the Credit Agreement.
     “Pledged Equity” means, with respect to each Debtor, (a) other than the Excluded Stock or any shares or equity interests constituting Excluded Property, all shares or other equity interests held by such Debtor in any corporations or other entities (including, without limitation, those corporations or other entities described in Schedule 3.5(a) that are directly held by such Debtor), together with all warrants to purchase, all depositary shares and all other rights of such Debtor in respect of such equity interests, (b) all certificates, instruments or other documents evidencing same and registered or held in the name of, or otherwise in the possession of, such Debtor, and (c) all present and future payments, dividend distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the equity interests described in clause (a) above, and all monies due or to become due and payable to such Debtor in connection with or related to such equity interests or otherwise paid, issued or distributed in respect of or in exchange therefor (including, without limitation, all proceeds of dissolution or liquidation).
     “Proceeds” means all of each Debtor’s present and future (a) proceeds of the Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of governmental authority), (c) claims against third parties for impairment, loss, damage, or impairment of the value of such property, and (d) any and all proceeds of, and all claims for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, including any credit insurance with respect to Receivables, in each case whether represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.
     “Receivables” means all of each Debtor’s present and future accounts, accounts from Governmental Authorities, instruments, and general intangibles, including those arising from the provision of services, sale of inventory, or renting of equipment to the customers of any Debtor, and rights to payment under all Contracts, income tax refunds, and other rights to the payment of money, together with all of the right, title and interest of any of the Debtors in and to (a) all security pledged, assigned, hypothecated or granted to or held by any of the Debtors to secure the foregoing, (b) all of any of the Debtors’ right, title and interest in and to any goods or services, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney granted to any of the Debtors for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all credit information, reports and memoranda relating thereto, and (f) all other writings related in any way to the foregoing.
     “Records” means all of each Debtor’s present and future books, accounting records, files, computer files, computer programs, correspondence, credit files, records, ledger cards, invoices, and other records primarily related to any other items of Collateral, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any of the Debtors or any computer bureau from time to time acting for any of the Debtors.
     “Rigs” means all of each Debtor’s present and future well service rigs, contract drilling rigs and any other onshore or offshore rigs of each Debtor.
     “Secured Obligations” means (a) all principal, interest, premium, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower under the Credit Agreement, this Agreement, and the other Loan Documents; (b) all amounts now or hereafter owed by the other Debtors under the Guaranty, this Agreement, and the other Loan Documents; (c) all Obligations now or hereafter owed by the Borrower or any other Loan Party to any Hedge Bank with respect to any Swap Contract, (d) all Obligations now or hereafter owed by the Borrower or any other Loan Party to any Cash Management Bank with respect to any Cash Management Agreement, and (e) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.
     “Securities Accounts” means all securities accounts (as defined in the UCC) now or hereafter held in the name of any Debtor.

     “State of Organization” means the jurisdiction of organization of each of the Debtors as listed on Schedule 3.3.
     “Supporting Obligations” shall mean all supporting obligations, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.
     “Trademarks” means all of the following now owned or hereafter acquired by any Debtor: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including, without limitation, any of the foregoing referred to in Schedule 3.7.
     “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Debtor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.7.
     “Trademark Security Agreement Supplement” shall mean a supplement to this Agreement, by each applicable Debtor in favor of the Administrative Agent, substantially in the form of Annex III hereto.
     “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.
SECTION 2.
GRANT OF SECURITY INTEREST
     2.1 Grant of Security Interest. Each Debtor hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a security interest in all of such Debtor’s right, title, and interest in and to the following property (the “Collateral”) to secure the payment and performance of the Secured Obligations: (a) all Chattel Paper, all Collateral Accounts, all commercial tort claims, all Contracts, all Deposit Accounts, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property (including without limitation the Pledged Equity and all Securities Accounts), all Letter of Credit Rights, all Liquid Assets, all Receivables, all Records, and all Supporting Obligations, (b) any and all additions, accessions and improvements to, all substitutions and replacements for and all products of or derived from the foregoing, and (c) all Proceeds of the foregoing; provided, however, that notwithstanding anything to the contrary contained herein or in any other Loan Document, this Agreement shall not constitute nor evidence a grant of a security interest, collateral assignment or any other type of Lien in Excluded Property provided further, that the Proceeds of Excluded Property shall not constitute

Excluded Property solely by virtue of being Proceeds thereof but only to the extent that such Proceeds otherwise independently constitute Excluded Property hereunder.
To the extent that the Collateral is not subject to the UCC, each Debtor collaterally assigns all of such Debtor’s right, title, and interest in and to such Collateral to the Administrative Agent for the benefit of the holders of the Secured Obligations to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under the relevant Law.
     2.2 Avoidance Limitation. Notwithstanding Section 2.1 above, the amount of any Debtor’s Secured Obligations that are secured by its rights in Collateral subject to a Lien in favor of the Administrative Agent hereunder or under any other Security Document shall be limited to the extent, if any, required so that the Liens it has granted under this Security Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or to being set aside or annulled under any applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Debtor’s Secured Obligations that are subject to the Lien on such Debtor’s Collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Debtor may have under the Guaranty, any other agreement or applicable Law shall be taken into account.
     2.3 Debtors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Debtor shall remain liable under the Contracts included in the Collateral to the extent set forth therein to perform such Debtor’s obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Administrative Agent of any rights hereunder shall not release any Debtor from any obligations under the Contracts included in the Collateral; and (c) the Administrative Agent shall not have any obligation under the Contracts included in the Collateral by reason of this Agreement, nor shall the Administrative Agent be obligated to perform or fulfill any of the obligations of any Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment any Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.
SECTION 3.
REPRESENTATIONS AND WARRANTIES
To induce the Lenders to make Credit Extentions to the Borrower under the Credit Agreement, each Debtor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:
     3.1 Title; No Other Liens. Except for the security interests granted to the Administrative Agent for the benefit of the holders of the Secured Obligations pursuant to this Agreement and the other Permitted Liens, such Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such (a) as have been filed in favor of the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, pursuant to this Agreement, (b) as are permitted by the Credit Agreement or (c) evidencing the Lien securing the Existing Credit Agreement, which is to be released on the Effective Date.
     3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filing of financing statements describing the Collateral in the offices located in the jurisdictions listed on Schedule 3.3, the recording in the United States Patent and Trademark Office of the Trademark Security Agreement Supplement and the Patent Security Agreement Supplement and in the United States Copyright Office of the Copyright Security Agreement Supplement, as applicable, and the taking of all applicable actions in respect of perfection contemplated by Sections 4.5, 4.6, 4.7, 4.10 and 4.11 in respect of Collateral (in which a security interest cannot be perfected by the filing of a financing statement or such recordings in the United States Patent and Trademark Office or the United States Copyright Office), will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, as collateral security for such Debtor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Debtor and any Persons purporting to purchase any Collateral from such Debtor and (b) are prior to all other Liens on the Collateral except for Permitted Prior Liens (and subject to the limitations on perfection and method of perfection provided in Section 5).
     3.3 Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office. On the date of this Agreement, each Debtor’s exact legal name is set forth on the signature page hereof, and from and after an amendment or modification thereto, on a written notification delivered to the Administrative Agent pursuant to Section 4.4. On the date hereof, such Debtor’s jurisdiction of organization, type of organization, identification number from the jurisdiction of organization (if any), and the location of such Debtor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.3.
     3.4 Certain Collateral. None of the Collateral constitutes, or is the Proceeds of, farm products and none of the Collateral has been purchased for, or will be used by any Debtor primarily for personal, family or household purposes. Except as set forth on Schedule 3.4 or otherwise notified to the Administrative Agent pursuant to Sections 4.9, 4.10 or 4.11, respectively:
          (a) none of the account debtors or other persons obligated on any of the Collateral of such Debtor is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral of the type described in Section 4.11(a);
          (b) such Debtor holds no commercial tort claims;
          (c) such Debtor holds no interest in, title to or power to transfer, any Patents, Trademarks or Copyrights;
          (d) such Debtor holds no interest in, title to or power to transfer any Intellectual Property that is registered or for which an application has been filed in the United States Patent and Trademark Office or the United States Copyright Office;

          (e) such Debtor owns no vessels or aircraft.
     3.5 Investment Property, Chattel Paper, and Instruments.
          (a) Each Debtor is the legal and beneficial owner of the Pledged Equity as set forth on Schedule 3.5(a). The Pledged Equity has been duly authorized, validly issued and is fully paid and non-assessable and is not subject to the rights of any person to acquire such Pledged Equity, and none of the Pledged Equity constitutes margin stock (within the meaning of Regulation U issued by the FRB). Except as set forth on Schedule 3.5(a), the Pledged Equity constitutes all of the issued and outstanding shares of stock or other equity interests of each of the respective issuers thereof and no such issuer has any obligation to issue any additional shares of stock or other equity interests or rights or options thereto.
          (b) Except for filings contemplated by this Agreement and as may be required in connection with any disposition of any portion of the Pledged Equity by laws affecting the offering and sale of securities generally, no consent of any Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature thereof), or (iii) the exercise by the Administrative Agent of the rights provided for in this Agreement.
          (c) Each of the Instruments and Chattel Paper pledged by such Debtor hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general principles of equity. Schedule 3.5(c) lists all of the Instruments issued to or held by each Debtor as of the Closing Date.
          (d) Such Debtor is the record and beneficial owner of, and has good title to the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Permitted Liens.
     3.6 Receivables.
          (a) No amount payable to such Debtor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.
          (b) The amounts represented by such Debtor to the Secured Parties from time to time as owing to such Debtor in respect of the Receivables will at such times be accurate in all material respects.
          (c) All Receivables of such Debtor existing on the Closing Date arise from bona fide sales or leases by such Debtor of goods and services.

     3.7 Intellectual Property.
          (a) Schedule 3.7 lists all Intellectual Property necessary for the conduct of such Debtor’s business as currently conducted that is owned by such Debtor in its own name on the date hereof.
          (b) On the date hereof, all material Intellectual Property of such Debtor described on Schedule 3.7 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person in any material respect.
          (c) Except as set forth in Schedule 3.7, on the date hereof, none of such Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Debtor is the licensor or franchisor.
          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Debtor’s rights in, any such Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.
     3.8 Rigs. Except as set forth in Section 6.18 of the Credit Agreement, on the Closing Date, the certificates of title shall have been endorsed and delivered to the Administrative Agent for all Rigs owned by all Debtors as of such date in respect of which applicable Law requires the issuance of a certificate of title for such owned Rigs. The aggregate book value of all Rigs acquired and owned by all Debtors after the Closing Date in respect of which applicable Law requires the issuance of a certificate of title for such owned Rigs, and as to which the relevant certificates of title have not been endorsed and delivered to the Administrative Agent, shall be less than $5,000,000. Schedule 3.8 lists all states in which a Rig owned by a Debtor is located as of the Closing Date, where applicable Law requires the issuance of a certificate of title for such owned Rig.
     3.9 Bank Accounts. Schedule 3.9 lists all Deposit Accounts, Securities Accounts, commodities accounts and other bank accounts maintained by or for the benefit of any Debtor as of the Closing Date with any bank or financial institution together with the outstanding balance in such Deposit Account, Securities Account and other bank account as of the Closing Date.
SECTION 4.
COVENANTS AND AGREEMENTS
Each Debtor covenants and agrees with the Administrative Agent and the holders of the Secured Obligations that, from and after the date of this Agreement until this Agreement terminates in accordance with Section 7.13(a):
     4.1 Covenants in Credit Agreement. Such Debtor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Debtor or any of its Subsidiaries.

     4.2 Maintenance of Insurance. Such Debtor will comply with the provisions of the Credit Agreement governing the maintenance of insurance for any of its assets constituting Collateral. All policies representing liability insurance of the Debtors shall name the Administrative Agent as additional insured in a form reasonably satisfactory to the Administrative Agent and all policies representing casualty insurance of the Debtors insuring Collateral shall name the Administrative Agent as loss payee in a form reasonably satisfactory to the Administrative Agent.
     4.3 Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney.
          (a) Such Debtor shall maintain the security interest created by this Agreement as a perfected first priority security interest prior to all other Liens other than Permitted Prior Liens (and subject to the limitations on perfection and method of perfection provided in Section 5) and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) Such Debtor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Debtor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
          (c) Subject in each case to Section 5, each Debtor further agrees to take any other action reasonably requested by the Administrative Agent to insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that any Debtor’s signature thereon is required therefor; (ii) causing the Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the security interest in such Collateral; (iii) complying with any provision of any statute, regulation or treaty of the United States or any other country as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the security interest in such Collateral; and (iv) taking all actions required by the UCC or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.
          (d) Each Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any jurisdiction in which the Uniform Commercial Code has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of each Debtor or words of similar effect, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment. Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Debtor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof and in respect of this Agreement.
          (e) During the existence of an Event of Default,
          (i) At Administrative Agent’s request, each Debtor shall take any actions reasonably requested by Administrative Agent with respect to such Event of Default, including diligently endeavoring to cure any material defect existing or claimed with respect to any Collateral, and taking all reasonably necessary and desirable steps for the defense of any legal proceedings affecting any Collateral, including the employment of counsel, the prosecution or defense of litigation, and the release or discharge of all adverse claims;
          (ii) Administrative Agent, whether or not named as a party to any legal proceedings, is authorized to take any additional steps as Administrative Agent deems necessary or desirable for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the liens, security interests, and assignments created hereunder, including the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to any Collateral and the payment or removal of prior liens or security interests, and the reasonable expenses of Administrative Agent in taking such action shall be paid by the Debtors; and
          (iii) Each Debtor agrees that, if such Debtor fails to perform under this Agreement or any other Loan Document, Administrative Agent may, but shall not be obligated to, perform such Debtor’s obligations under this Agreement or such other Loan Document, and any reasonable expenses incurred by Administrative Agent in performing such Debtor’s obligations shall be paid by such Debtor. Any such performance by Administrative Agent may be made by Administrative Agent in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of Administrative Agent hereunder shall be conclusively established by a certificate of any officer of Administrative Agent absent manifest error.
          (f) Debtor irrevocably appoints Administrative Agent as Debtor’s attorney in fact, with full authority to act during the existence of an Event of Default for Debtor and in the name of Debtor, to take any action and execute any agreement which Administrative Agent deems necessary or advisable to accomplish the purposes of this Agreement, including the matters that Administrative Agent is expressly authorized to take pursuant to this Agreement (including the matters described in paragraph (c) above), and instituting proceedings Administrative Agent deems necessary or desirable to enforce the rights of Administrative Agent with respect to this Agreement.
     4.4 Changes in Name, etc. Such Debtor will not, except upon 10 days’ prior written notice to the Administrative Agent (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and the taking of all actions and the execution of all documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein: (a) change its type of organization, jurisdiction of organization or other legal structure from that referred to in Section 3.3, (b) change its organizational number if it has one, or (c) change its name.
     4.5 Delivery of Instruments, Chattel Paper, and Documents. If any amount payable under or in connection with any of the Collateral is or becomes evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall, to the extent required by Section 5, be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. If any goods are or become covered by a negotiable Document, such Document shall, to the extent required by Section 5, be immediately delivered to the Administrative Agent to be held as Collateral pursuant to this Agreement.
     4.6 Investment Property. With respect to Investment Property (other than Excluded Stock) and Pledged Equity:
          (a) If any Debtor shall at any time hold or acquire any Pledged Equity which consists of certificated securities, whether as a stock split, stock dividend, or other distribution with respect to Pledged Equity, or otherwise, such Debtor shall promptly, and in any event within thirty (30) days after receipt thereof, deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any Pledged Equity now owned or hereafter acquired by any Debtor consists of uncertificated securities and is issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall immediately notify the Administrative Agent thereof, and shall take any actions reasonably requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 8-106 of the UCC) with respect thereto. If any Pledged Equity, whether certificated securities or uncertificated securities, or other Investment Property (including Securities Accounts and commodities accounts) now or hereafter acquired by any Debtor is held or acquired by such Debtor or its nominee through a securities intermediary or commodity intermediary, such Debtor shall immediately notify the Administrative Agent thereof and shall take any actions reasonably requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 8-106 and/or Section 9-106 of the UCC, as applicable) with respect thereto, including the execution of Control Agreements reasonably acceptable to the Administrative Agent. To the extent that the Administrative Agent has the right pursuant to the foregoing to give entitlement orders or instructions or directions to any issuer, securities intermediary or commodity intermediary or to withhold its consent to the exercise of any withdrawal or dealing rights by any Debtor, the Administrative Agent agrees with each Debtor that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Debtor, unless an Event of Default has occurred and is continuing.
          (b) So long as no Event of Default has occurred and is continuing, each Debtor shall be entitled:

          (i) to exercise, in a manner not inconsistent with the terms hereof, the voting power with respect to the Pledged Equity of such Debtor, and for that purpose the Administrative Agent shall (if any Pledged Equity shall be registered in the name of the Administrative Agent or its nominee) execute or cause to be executed from time to time, at the expense of the Borrower, such proxies or other instruments in favor of such Debtor or its nominee, in such form and for such purposes as shall be reasonably requested by such Debtor, to enable it to exercise such voting power with respect to the Pledged Equity; and
          (ii) except as otherwise provided herein or in the Credit Agreement, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, property, assets, or rights to the extent such are permitted pursuant to the terms of the Credit Agreement, other than (x) stock or liquidating dividends or (y) other dividends or other amounts payable under or in connection with any recapitalization, restructuring, or other non-ordinary course event (the dividends and amounts in this clause (y) being “Extraordinary Payments”), paid, issued or distributed from time to time in respect of the Pledged Equity. During the continuation of an Event of Default, if any Extraordinary Payment is paid or payable, then such sum shall be paid by each such Debtor to the Administrative Agent promptly, and in any event within ten (10) Business Days after receipt thereof, to be held by the Administrative Agent as additional collateral hereunder.
          (c) Upon the occurrence and during the continuance of any Event of Default, all rights of each Debtor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.6(b) and to receive the payments, proceeds, dividends, distributions, property, assets, or rights that the Debtor would otherwise be authorized to receive and retain pursuant to Section 4.6(b) shall cease, and thereupon the Administrative Agent shall be entitled to exercise all voting power with respect to the Pledged Equity and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, property, assets, or rights at any time declared or paid upon any of the Pledged Equity during such an Event of Default and otherwise to act with respect to the Pledged Equity as outright owner thereof.
          (d) All payments, proceeds, dividends, distributions, property, assets, instruments or rights that are received by each Debtor contrary to the provisions of this Section 4.6 shall be received and held in trust for the benefit of the Administrative Agent, shall be segregated by each Debtor from other funds of such Debtor and shall be forthwith paid over to the Administrative Agent as Pledged Equity in the same form as so received (with any necessary endorsement).
          (e) If such Debtor is an issuer of Pledged Equity, such Debtor agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) it will comply with instructions received by it pursuant to the terms of Section 4.6(f) with respect to the Pledged Equity issued by it. In addition, if any such Debtor is a partnership or a limited liability company, such Debtor (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of the UCC, (ii) agrees that it will take no action to cause or permit any such equity interest to become a security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a security, such Debtor will (and the Debtor that holds such equity interest hereby instructs such issuing Debtor to) comply with reasonable instructions originated by the Administrative Agent without further consent by such Debtor.
          (f) Each Debtor hereby authorizes and instructs each issuer of any Pledged Equity pledged by such Debtor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Debtor, and each Debtor agrees that each such issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity directly to the Administrative Agent.
     4.7 Deposit Accounts. (a) For each Deposit Account listed on Schedule 3.9 that has a balance of $5,000,000 or more as of the Closing Date (other than Deposit Accounts maintained with the Administrative Agent, trust accounts and payroll accounts), the Debtor maintaining such Deposit Account will take any actions requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 9-104 of the UCC) with respect thereto, including the execution of Control Agreements reasonably acceptable to the Administrative Agent.
          (b) For each Deposit Account created by a Debtor after Closing Date, the Debtor creating and maintaining such Deposit Account shall provide 10 days written notice (or such lesser period as the Administrative Agent may agree) to the Administrative Agent prior to the creation of such Deposit Account and, if at the time of its creation, such Deposit Account has a balance of $5,000,000 or more, take any actions requested by the Administrative Agent to enable the Administrative Agent to obtain “control” (within the meaning of Section 9-104 of the UCC) with respect thereto, including the execution of Control Agreements reasonably acceptable to the Administrative Agent.
          (c) Notwithstanding the foregoing, (i) if the collective balance of any Deposit Accounts not subject to the Administrative Agent’s “control” at any time equals or exceeds $10,000,000, then the Debtors maintaining such Deposit Accounts shall take such action as is necessary to enable the Administrative Agent to obtain “control” with respect to such Deposit Accounts, including the execution of Control Agreements reasonably acceptable to the Administrative Agent, such that, after giving effect thereto, the collective balance of all such Deposit Accounts not subject to the Administrative Agent’s “control” is less than $10,000,000 and (ii) the Administrative Agent agrees with each Debtor that the Administrative Agent will not give any instructions to a depositary bank directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from any Debtor, unless an Event of Default has occurred and is continuing.
     4.8 Modifications of Receivables, Chattel Paper, Instruments and Payment Intangibles. No Debtor will, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld or delayed): (a) compromise or grant any extension of the time of payment of any of the Collateral consisting of Receivables, Chattel Paper, Instruments or payment intangibles, (b) settle the same for less than the full amount thereof, (c) release, wholly or partly, any obligor liable for the payment thereof or (d) allow any credit or discount whatsoever thereon; provided, that so long as no Event of Default has occurred and is continuing, this Section 4.8 shall not restrict any extensions, credits, discounts, compromises or settlements granted or made by any Debtor in the ordinary course of such Debtor’s business and consistent with such prudent practices used in industries that are the same as or similar to those in which such Debtor is engaged.
     4.9 Intellectual Property. With respect to Intellectual Property:
          (a) Such Debtor (either itself or through licensees) will (i) continue to use each Trademark necessary to the conduct of its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and substantially all other notices and legends required by applicable Laws, (iii) not knowingly adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark necessary to the conduct of its business may become invalidated or impaired in any way;
          (b) Such Debtor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent necessary for the conduct of its business may become forfeited, abandoned or dedicated to the public;
          (c) Such Debtor (either itself or through licensees) (i) will employ each Copyright necessary for the conduct of its business and (ii) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Debtor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain;
          (d) Such Debtor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property necessary for the conduct of its business to materially infringe the intellectual property rights of any other Person;
          (e) Such Debtor will notify the Agents and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property necessary for the conduct of its business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office) regarding such Debtor’s ownership of, or the validity of, any such Intellectual Property or such Debtor’s right to register the same or to own and maintain the same;

          (f) Whenever such Debtor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property necessary for the conduct of its business with the United States Patent and Trademark Office, the United States Copyright Office, such Debtor shall report such filing to the Administrative Agent within 30 days after the date on which such filing occurs. Upon request of the Administrative Agent, such Debtor shall promptly execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest granted hereunder to the Administrative Agent for the benefit of the holders of the Secured Obligations in any Copyright, Patent or Trademark necessary for the conduct of its business and the goodwill and general intangibles of such Debtor relating thereto or represented thereby;
          (g) Such Debtor will take commercially reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office, to maintain and pursue each application relating to any Intellectual Property necessary for the conduct of its business (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; and
          (h) In the event that any Intellectual Property necessary for the conduct of its business is infringed, misappropriated or diluted by a third party, such Debtor shall (i) take such actions as such Debtor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and take such actions as such Debtor shall reasonably deem appropriate under the circumstances, including filing suit for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for infringement, misappropriation or dilution.
     4.10 Rigs. With respect to any Rig now or hereafter owned by a Debtor and with respect to which a certificate of title has been issued, such Debtor agrees to take such action (or cause its Subsidiaries to take such action), including endorsing certificates of title or executing applications for transfer of title, as is reasonably required by the Administrative Agent to enable it to properly perfect and protect its Lien on such Rigs and to transfer the same.
     4.11 Actions With Respect to Certain Collateral.
          (a) If any of the account debtors or other Persons obligated on any of the Receivables, Chattel Paper, Instruments or payment intangibles with a value in excess of $5,000,000, or on any Contract with a value in excess of $5,000,000 in any twelve month period, is or becomes a governmental authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral, Debtor shall promptly (i) notify the Administrative Agent in a writing signed by such Debtor that such account debtor or other Person obligated on such Collateral is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule and (ii) take all actions reasonably required by the Administrative Agent to insure the attachment, perfection or priority of, or the ability of the Administrative Agent to enforce, the security interest in such Collateral.

          (b) If any Debtor shall at any time hold or acquire a commercial tort claim with a value in excess of $5,000,000, such Debtor shall promptly notify the Administrative Agent in a writing signed by such Debtor of the brief details thereof and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, any such security interest in commercial tort claims shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the attachment of such security interest thereto), not be required to attach to the extent the value of any such commercial tort claim does not exceed $5,000,000.
          (c) If any Debtor shall at any time hold or acquire any vessel, aircraft, aircraft engines, or aircraft propellers, such Debtor shall promptly notify the Administrative Agent in a writing signed by such Debtor, and shall take all actions reasonably requested by the Administrative Agent to insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, a security interest therein. Notwithstanding the foregoing, no security interest in any aircraft, aircraft engines, or aircraft propellers, shall be required to be perfected prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the perfection of such security interest thereto).
          (d) If any goods that constitute Collateral with a value in excess of $5,000,000 are at any time in the possession of a bailee, the applicable Debtor or Debtors shall promptly notify the Administrative Agent thereof and, if requested by the Administrative Agent, shall promptly use all commercially reasonable efforts to obtain a landlord’s agreement from such bailee, or a similar agreement in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.
LIMITATION ON PERFECTION OF SECURITY INTEREST
     5.1 Chattel Paper and Instruments. The perfection of the security interest granted in Section 2 above in, respectively, Chattel Paper (whether tangible or electronic) and Instruments will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code so long as (a) with respect to all Chattel Paper and Instruments, the aggregate face amount of all such Chattel Paper and Instruments does not exceed $10,000,000 and (b) with respect to any individual Chattel Paper or Instrument, the face amount thereof does not exceed $5,000,000. Notwithstanding the foregoing, if no Event of Default exists, then upon the request of any Debtor the Administrative Agent shall deliver any Chattel Paper or Instrument in its possession to that Debtor if that Debtor requires possession in order to collect such Chattel Paper or Instrument.
     5.2 Documents. The perfection of the security interest granted in Section 2 above in Documents will, prior to the occurrence of an Event of Default (and after the occurrence of an

Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable Uniform Commercial Code so long as (a) the aggregate value of the goods covered by all such Documents does not exceed $10,000,000 and (b) the value of the goods covered by any individual Document does not exceed $5,000,000.
     5.3 Letter of Credit Rights. The perfection of the security interest granted in Section 2 above in Letter-of-Credit Rights will be required only with respect to (a) solely following the occurrence of an Event of Default and request by the Administrative Agent, any individual Letter-of-Credit Right the face amount of which exceeds $5,000,000 and (b) any Letter of Credit Rights constituting Supporting Obligations.
     5.4 Fixtures. The perfection of the security interest granted in Section 2 above in Fixtures will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement with the appropriate Secretary of State under the applicable Uniform Commercial Code.
     5.5 Vehicles; Mobile Goods. The perfection of the security interest granted in Section 2 above in any motor vehicle or individual mobile good (other than aircraft acquired after the Closing Date or if required after an Event of Default, vessels and Rigs) for which perfection must be effected by a means other than the filing of an appropriate financing statement under the applicable Uniform Commercial Code, shall not be required.
SECTION 6.
REMEDIAL PROVISIONS
During the existence of an Event of Default, the Administrative Agent may, at the Administrative Agent’s option, exercise one or more of the remedies specified elsewhere in this Agreement or the following remedies:
     6.1 General Interim Remedies.
          (a) To the extent permitted by Law, the Administrative Agent may exercise all the rights and remedies of a secured party under the UCC.
          (b) The Administrative Agent may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.
          (c) The Administrative Agent may require any Debtor to promptly assemble any tangible Collateral of such Debtor and make it available to the Administrative Agent at a place to be designated by the Administrative Agent. The Administrative Agent may occupy any premises owned or leased by any Debtor where the Collateral is assembled for a reasonable period in order to effectuate the Administrative Agent’s rights and remedies hereunder or under law, without obligation to any Debtor with respect to such occupation.

     6.2 Receivables, Chattel Paper, Instruments and Payment Intangibles. During the existence of an Event of Default, the Administrative Agent may establish Collateral Accounts for the purpose of collecting the payments due to the Debtors under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles and holding the proceeds thereof, and may, or may direct the Debtors to, instruct all makers and/or all obligors with respect thereto to make all payments with respect to such Collateral directly to the Administrative Agent for deposit into such Collateral Account. After such direction to the Debtors, all payments, whether of principal, interest, or other amounts, under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles shall be directed to such Collateral Accounts until such direction is revoked in writing by the Administrative Agent. All such payments which may from time to time come into the possession of any Debtor shall be held in trust for the Administrative Agent, segregated from the other funds of such Debtor, and delivered to the Administrative Agent immediately in the form received with any necessary endorsement for deposit into such Collateral Account, such delivery in no event to be later than one Business Day after receipt thereof by the applicable Debtor. Each Debtor agrees to execute any documents reasonably requested by the Administrative Agent to create any Collateral Account and pledge it to the Administrative Agent. In connection with the foregoing, the Administrative Agent shall have the right at any time during the existence of an Event of Default to take any of the following actions, in the Administrative Agent’s own name or in the name of the applicable Debtor: compromise or extend the time for payment of any payments due with respect to any Instrument or Chattel Paper upon such terms as the Administrative Agent may reasonably determine; endorse the name of the applicable Debtor, on checks, instruments, or other evidences of payment with respect to any such Collateral; make written or verbal requests for verification of amount owing on any such Collateral from the maker thereof or obligor thereunder; open mail addressed to such Debtor which the Administrative Agent reasonably believes relates to any such Collateral, and, to the extent of checks or other payments with respect to any such Collateral, dispose of same in accordance with this Agreement; take action in the Administrative Agent’s name or the applicable Debtor’s name, to enforce collection; and take all other action necessary to carry out this Agreement and give effect to the Administrative Agent’s rights hereunder. Costs and expenses incurred by the Administrative Agent in collection and enforcement of amounts owed under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or payment intangibles, including attorneys’ fees and out-of-pocket expenses, shall be reimbursed by the applicable Debtor to the Administrative Agent on demand. If at any time no Event of Default exists, then upon request of the Borrower the Administrative Agent shall promptly revoke any instructions to account debtors to make payment to the Collateral Accounts and shall pay the amounts in the Collateral Accounts to the Debtors as their interests may appear.
     6.3 Contracts. During the existence of an Event of Default, the Administrative Agent may, at its option, exercise one or more of the following remedies with respect to the Contracts that constitute Collateral:
          (a) (i) take any action permitted under Section 6.2 and (ii) in the place and stead of the applicable Debtor, exercise any other rights of such Debtor under the Contracts in accordance with the terms thereof. Without limitation of the foregoing, each Debtor agrees that under the foregoing circumstances, the Administrative Agent may give notices, consents and demands and make elections under the Contracts, modify or waive the terms of the Contracts and enforce the Contracts, in each case, to the same extent and on the same terms as such Debtor might have done in accordance with the terms of such Contracts and applicable Law. It is understood and agreed that notwithstanding the exercise of such rights and/or the taking or such actions by the Administrative Agent, such Debtor shall remain liable for performance of its obligations under the Contracts; and
          (b) upon receipt by the Administrative Agent of notice from any counterparty to any Contract of such Person’s intent to terminate such Contract, the Administrative Agent shall be entitled to (i) cure or cause to be cured the condition giving rise to such Person’s right of termination of such Contract, or (ii) acquire and assume (or assign and cause the assumption by a third party of) the rights and obligations of the applicable Debtor under such Contract.
     6.4 Pledged Equity.
          (a) Each Debtor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (b) Each Debtor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.4 valid and binding and in compliance with any and all other applicable Laws; provided that, notwithstanding the foregoing, each Debtor agrees to use its best efforts to obtain all Affiliate consents and approvals and cause to be done all such other acts by any Affiliate as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.4 valid and binding and in compliance with any and all other applicable Laws. Each Debtor further agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Administrative Agent and the holders of the Secured Obligations, that the Administrative Agent and the holders of the Secured Obligations have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.4 shall be specifically enforceable against such Debtor, and such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

     6.5 Foreclosure.
          (a) The Administrative Agent may foreclose on the Collateral in any manner permitted by the courts of or in the State of New York or the jurisdiction in which any Collateral is located. If the Administrative Agent should institute a suit for the collection of the Secured Obligations and for the foreclosure of this Agreement, the Administrative Agent may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.
          (b) To the extent permitted by law, the Administrative Agent may exercise all the foreclosure rights and remedies of a secured party under the UCC. In connection therewith, the Administrative Agent may sell any Collateral at public or private sale, at the office of the Administrative Agent or elsewhere, for cash or credit and upon such other terms as the Administrative Agent deems commercially reasonable. The Administrative Agent may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral. Each Debtor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Debtor hereby deems ten days advance notice of the time and place of any public or private sale reasonable notification, recognizing that if any portion of the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. In the event that any sale hereunder is not completed or is defective in the opinion of the Administrative Agent, the Administrative Agent shall have the right to cause subsequent sales to be made hereunder. Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Administrative Agent in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder. The Administrative Agent may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.
     6.6 Application of Proceeds.
          (a) Unless otherwise specified herein, any cash proceeds received by the Administrative Agent from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Administrative Agent hereunder may be, at the reasonable discretion of the Administrative Agent (i) held by the Administrative Agent in one or more Collateral Accounts as cash collateral for the Secured Obligations or (ii) applied to the Secured Obligations.
          (b) Amounts applied to the Secured Obligations shall be applied in the following order:

      First, to the payment of the costs and expenses of exercising the Administrative Agent’s rights hereunder, whether expressly provided for herein or otherwise; and
          Second, to the payment of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement.
Any surplus cash collateral or cash proceeds held by the Administrative Agent after payment in full of the Secured Obligations and the termination of any commitments of the Administrative Agent to any Debtor shall be paid over to such Debtor or to whomever may be lawfully entitled to receive such surplus.
     6.7 Waiver of Certain Rights. To the full extent each Debtor may do so, such Debtor shall not insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and such Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of such Debtor, including the Collateral of such Debtor, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Such Debtor shall not assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Administrative Agent under the terms of this Agreement.
     6.8 Remedies Cumulative. The Administrative Agent’s remedies under this Agreement and the Loan Documents to which any Debtor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which any Debtor is a party shall act as a waiver of the Administrative Agent’s rights hereunder.
     6.9 Reinstatement. The obligations of each Debtor under this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or any other obligor or otherwise, all as though such payment had not been made.
SECTION 7.
MISCELLANEOUS
     7.1 Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement. No consent of any Hedge Bank or any Cash Management Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any waiver, amendment, supplement or other modification to this Agreement.
     7.2 Notices. All notices, requests and demands to or upon the Administrative Agent hereunder shall be in writing and effected in the manner provided for in Section 10.02 of the Credit Agreement. All notices, requests and demands hereunder to any Debtor shall be in writing and given to it at its address or telecopy number set forth in Annex II attached hereto or at such other address in the United States as may be specified by such Debtor in a written notice delivered to the Administrative Agent in accordance with Section 10.02 of the Credit Agreement.

     7.3 No Waiver by Course of Conduct; Cumulative Remedies; No Duty. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion. The rights and remedies provided herein and in the other Loan Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. The powers conferred on Administrative Agent under this Agreement are solely to protect Administrative Agent’s rights under this Agreement and shall not impose any duty upon it to exercise any such powers. Except as elsewhere provided hereunder, Administrative Agent shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.
     7.4 Enforcement Expenses; Indemnification.
          (a) Each Debtor agrees to pay, or reimburse the Administrative Agent and each holder of the Secured Obligations for, all costs and expenses incurred in connection with the enforcement, attempted enforcement, exercise, or preservation of any rights or remedies under this Agreement or the other Loan Documents to which such Debtor is a party (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all attorney fees.
          (b) Each Debtor agrees to pay, and to indemnify and hold the Administrative Agent and each holder of the Secured Obligations harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Debtor agrees to pay, and to indemnify and hold the Administrative Agent, each holder of the Secured Obligations, and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including the fees, charges and disbursements of any counsel for any Indemnitee) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with the execution, delivery, enforcement, performance or administration of any Guaranty, this Agreement, or any Loan Document to which such Debtor is a party, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (d) All amounts due under this Section 7.4 shall be payable upon demand therefor. The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Debtor and shall inure to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and assigns; provided that no Debtor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
     7.6 Set-Off. Each Debtor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time upon the occurrence and during the continuance of any Event of Default, without prior notice to such Debtor or any other Loan Party, any such notice being waived by such Debtor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Debtor against any and all Obligations owing to such Lender under the Credit Agreement, any Guaranty, or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand for payment and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Any such set-off shall be subject to the notice requirements of Section 10.08 of the Credit Agreement; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
     7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     7.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     7.9 Section Headings. The Section headings used in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.
     7.10 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
     7.11 GOVERNING LAW ETC.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW

YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
          (b) SUBMISSION TO JURISDICTION. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          (e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     7.12 Additional Debtors. Each Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to Section 6.12 of the Credit Agreement shall become a Debtor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an instrument in the form of Annex I hereto.
     7.13 Termination; Releases.
          (a) This Security Agreement and the security interest created hereby shall terminate upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), at which time the Administrative Agent shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all Uniform Commercial Code termination statements and similar documents which the Debtors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.13(a) shall be without recourse to or warranty by the Administrative Agent.
          (b) Any Debtor other than the Borrower shall automatically be released from its obligations hereunder and the security interest granted hereby in the Collateral of such Debtor shall be automatically released in the event that all the Equity Interests of such Debtor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party or a Subsidiary of a Loan Party in a transaction permitted by the Credit Agreement; provided that, to the extent required by the Credit Agreement, the Required Lenders or, if required by the terms of the Credit Agreement, such other requisite number of Lenders, shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Credit Agreement the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided, however, that such security interest will continue to attach to all proceeds of such sales or other dispositions. In connection with any of the foregoing, the Administrative Agent shall deliver to the Debtors any Collateral then in its possession and shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all Uniform Commercial Code termination statements and similar documents that the Debtors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.13(b) shall be without recourse to or warranty by the Administrative Agent.
          (c) No consent of any Hedge Bank or any Cash Management Bank (except in such Person’s capacity as a Lender, if applicable) shall be required for any release of Collateral or Debtors pursuant to this Section.
          (d) Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.
[Signature pages follow.]

      EXECUTED as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Alan Tapley
	Name:	Alan Tapley
	Title:	Assistant Vice President

Signature Page to Security Agreement

BASIC ENERGY SERVICES, INC.
BASIC ENERGY SERVICES GP, LLC
ACID SERVICES, LLC
ADMIRAL WELL SERVICE, INC.
BASIC MARINE SERVICES, INC.
CHAPARRAL SERVICE, INC.
JETSTAR ENERGY SERVICES, INC.
JETSTAR HOLDINGS, INC.
JS ACQUISITION LLC
PERMIAN PLAZA, LLC
PLATINUM PRESSURE SERVICES, INC.
SLEDGE DRILLING CORP.
WILDHORSE SERVICES, INC.
XTERRA FISHING & RENTAL TOOLS CO.

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President and Chief Executive Officer

BASIC ENERGY SERVICES LP, LLC
By:	/s/ Jerry Tufly
Jerry Tufly
Sole Manager

BASIC ENERGY SERVICES, L.P.

By: BASIC ENERGY SERVICES GP, LLC, its General Partner By: BASIC ENERGY SERVICES, INC., its Sole Member

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President

Signature Page to Security Agreement

BASIC ESA, INC. FIRST ENERGY SERVICES COMPANY GLOBE WELL SERVICE, INC. HENNESSEY RENTAL TOOLS, INC. LEBUS OIL FIELD SERVICE CO. OILWELL FRACTURING SERVICES, INC. SCH DISPOSAL, L.L.C.
By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President

TAYLOR INDUSTRIES, LLC
By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
Chief Executive Officer

Signature Page to Security Agreement

SCHEDULE 3.3
ORGANIZATION & LOCATION INFORMATION

			Chief Executive Office,
	Jurisdiction & Type of		Sole Place of Business, or
Debtor	Organization	Organizational ID#	Principal Residence
Basic Energy Services, Inc.	Delaware corporation	3611854	500 W Illinois, Midland, TX 79701

Acid Services, LLC	Kansas limited liability company	2347722	500 W Illinois, Midland, TX 79701

Admiral Well Service, Inc.	Texas corporation	0801050244	500 W. Illinois Suite 100, Midland, TX 79701

Basic Energy Services GP, LLC	Delaware limited liability company	3611876	500 W Illinois, Midland, TX 79701

Basic Energy Services LP, LLC	Delaware limited liability company	3611879	500 W Illinois, Midland, TX 79701

Basic Energy Services, L.P.	Delaware limited partnership	2307778	500 W Illinois, Midland, TX 79701

Basic ESA, Inc.	Texas corporation	57139400	500 W Illinois, Midland, TX 79701

Basic Marine Services, Inc.	Delaware corporation	3917169	500 W Illinois, Midland, TX 79701

Chaparral Service, Inc.	New Mexico corporation	642181	500 W Illinois, Midland, TX 79701

First Energy Services Company	Delaware corporation	3215172	500 W Illinois, Midland, TX 79701

Globe Well Service, Inc.	Texas corporation	46471700	500 W Illinois, Midland, TX 79701

Hennessey Rental Tools, Inc.	Oklahoma corporation	1900529237	500 W Illinois, Midland, TX 79701

JetStar Energy Services, Inc.	Texas corporation	800481218	500 W Illinois, Midland, TX 79701

JetStar Holdings, Inc.	Delaware corporation	3954247	500 W Illinois, Midland, TX 79701

JS Acquisition LLC	Delaware corporation	4278935	500 W Illinois, Midland, TX 79701

LeBus Oil Field Service Co.	Texas corporation	77931600	500 W Illinois, Midland, TX 79701

Oilwell Fracturing Services, Inc.	Oklahoma corporation	1900377946	500 W Illinois, Midland, TX 79701

Permian Plaza, LLC	Texas limited liability company	800859993	500 W Illinois, Midland, TX 79701

Platinum Pressure Services, Inc.	Texas corporation	0800888088	500 W. Illinois Suite 100, Midland, TX 79701
Schedule 3.3 to Security Agreement

			Chief Executive Office,
	Jurisdiction & Type of		Sole Place of Business, or
Debtor	Organization	Organizational ID#	Principal Residence
SCH Disposal, L.L.C.	Texas limited liability company	704317322	500 W Illinois, Midland, TX 79701

Sledge Drilling Corp.	Texas corporation	800575730	500 W Illinois, Midland, TX 79701

Taylor Industries, LLC	Texas limited liability company	801259923	500 W Illinois, Midland, TX 79701

Wildhorse Services, Inc.	Oklahoma corporation	1900694769	500 W Illinois, Midland, TX 79701

XTERRA Fishing & Rental Tools Co.	Texas corporation	158550700	500 W Illinois, Midland, TX 79701
Schedule 3.3 to Security Agreement

SCHEDULE 3.4
CERTAIN COLLATERAL
None.
Schedule 3.4 to Security Agreement

SCHEDULE 3.5(A)
PLEDGED EQUITY

Pledgor	Pledged Entity	Certificate #	Number & Type of Shares	Percentage of Shares
Basic Energy Services GP, LLC	Basic Energy Services, L.P.	N/A	.1% GP interest	100%

Basic Energy Services LP, LLC	Basic Energy Services, L.P.	N/A	99.9% LP interest	100%

Basic Energy Services, Inc.	Basic Energy Services GP, LLC	002	1,000 units of membership interest	100%

Basic Energy Services, Inc.	Basic Energy Services LP, LLC	002	1,000 units of membership interest	100%

Basic Energy Services, L.P.	Basic ESA, Inc.	132	510,000 shares of common stock	100%

Basic Energy Services, L.P.	Basic Marine Services, Inc.	2	10 shares of common stock	100%

Basic Energy Services, L.P.	Chaparral Service, Inc.	10	13,000 shares of common stock	100%

Basic Energy Services, L.P.	First Energy Services Company	29	1,000 shares of common stock	100%

Basic Energy Services, L.P.	Globe Well Service, Inc.	21	4,521 shares of common stock	100%

Basic Energy Services, L.P.	Hennessey Rental Tools, Inc.	5	500 shares of common stock	100%

Basic Energy Services, L.P.	JS Acquisition LLC	001	100 units of membership interest	100%

Basic Energy Services, L.P.	LeBus Oil Field Service Co.	42	1,000 shares of common stock	100%

Basic Energy Services, L.P.	Oilwell Fracturing Services, Inc.	14	38,334 shares of common stock	100%

Basic Energy Services, L.P.	Permian Plaza, LLC	1	Membership interest	100%

Basic Energy Services, L.P.	Platinum Pressure Services, Inc.	12	9,642,862 shares of common stock	100%

Basic Energy Services, L.P.	SCH Disposal, L.L.C.	6	Membership interest	100%

Basic Energy Services, L.P.	Sledge Drilling Corp.	7	650,000 shares of common stock	100%

Basic Energy Services, L.P.	Taylor Industries, LLC	1	Membership interest	100%
Schedule 3.5(a) to Security Agreement

Pledgor	Pledged Entity	Certificate #	Number & Type of Shares	Percentage of Shares
Basic Energy Services, L.P.	Wildhorse Services, Inc.	10	10,000 shares of common stock	100%

Basic Energy Services, L.P.	Xterra Fishing & Rental Tools Co.	6	68,000 shares of common stock	100%

JetStar Holdings, Inc.	JetStar Energy Services, Inc.	C001	100 shares of common stock	100%

JS Acquisition LLC	Acid Services, LLC	23	Membership interest	100%

JS Acquisition LLC (successor by merger to JetStar Consolidated Holdings, Inc.)	JetStar Holdings, Inc.	C002	100 shares of common stock	100%

Platinum Pressure Services, Inc.	Admiral Well Service, Inc.	2	100 shares of common stock	100%
Schedule 3.5(a) to Security Agreement

SCHEDULE 3.5(C)
PLEDGED INSTRUMENTS
None.
Schedule 3.5(c) to Security Agreement

SCHEDULE 3.7
INTELLECTUAL PROPERTY

Copyrights:	None.

Patents:	None.

Trademarks:	Basic
Serial No. 78493425
Date: October 1, 2004

Jetstar Energy Services
Reg No. 3,367,639
Date: January 15, 2008
Schedule 3.7 to Security Agreement

SCHEDULE 3.8
LOCATION OF RIGS
Oklahoma
Utah
Wyoming
Texas (for swab)
Schedule 3.8 to Security Agreement

SCHEDULE 3.9
BANK ACCOUNTS

Depositor	Type of Account	Account Number	Name & Address of Bank	Balance as of 2/15/11
Basic Energy Services, L.P.	Intermediate Depository	4810624083	Bank of America 700 Louisiana, 7th Fl Houston, TX 77002	$0
Basic Marine Services, Inc.	Intermediate Depository	4810624119	Bank of America 700 Louisiana, 7th Fl Houston, TX 77002	$0
Permian Plaza, LLC	Intermediate Depository	488009786918	Bank of America 700 Louisiana, 7th Fl Houston, TX 77002	$0
Taylor Industries, LLC	Intermediate Depository	488029554463	Bank of America 700 Louisiana, 7th Fl Houston, TX 77002	$0
Taylor Industries, LLC	Depository	3820838156	Capital One 5718 Westheimer Houston, TX 77057	$0
Basic Energy Services, L.P.	Tax-Free Obligations Fund	CSP011142	Comerica Bank 201 W. Fort St., Mail Code 3089 Detroit, MI 48226	$1,015,077.31
Basic Energy Services, L.P.	Municipal Reserves	5S500A03	Bank of America 700 Louisiana, 7th Fl Houston, TX 77002	$1,937,862.80
Basic Energy Services, L.P.	Tax-Free MM Fund	1885042873	Goldman Sachs 71 S. Wacker, Suite 500 Chicago, IL 60606	$1,313,572.52
Basic Energy Services, L.P.	National Tax-Free MMA	477-2430039316	Wells Fargo P. O. Box 8266 Boston, MA 02266	$509,792.81
Basic Energy Services, L.P.	Municipal MMA	3164-2430039316	Wells Fargo P. O. Box 8266 Boston, MA 02266	$1,047,172.57
Basic Energy Services, L.P.	Small Business MMDA	3820615343	Capital One 5718 Westheimer Houston, TX 77057	$1,039,512.67
Schedule 3.9 to Security Agreement

Annex I to the
Security Agreement
     This SUPPLEMENT NO. [     ] dated as of [     ] (this ” Supplement”), is delivered in connection with (a) the Security Agreement dated as of February __, 2011 (as amended, restated or otherwise modified from time to time, the “ Security Agreement”), among Basic Energy Services, Inc., a Delaware corporation (the ” Borrower”), certain subsidiaries of the Borrower (such subsidiaries together with the Borrower, the “ Debtors”) and Bank of America, N.A. (“ Bank of America”), as administrative agent (in such capacity, the “ Administrative Agent”) for the benefit of the holders of the Secured Obligations (as defined therein) and (b) the Guaranty dated as of February __, 2011 (as amended, restated or otherwise modified from time to time, the “ Guaranty”) made by the Debtors other than the Borrower (the “ Guarantors”) for the benefit of the Administrative Agent and the Lenders.
     A Reference is made to the Credit Agreement dated as of February __, 2011 (as amended, restated or otherwise modified from time to time, the “ Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “ Lenders”), the Administrative Agent and others. Pursuant to the Guaranty, the Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Credit Agreement.
     B. The Debtors have entered into the Security Agreement and the Guarantors have entered into the Guaranty as a condition precedent to the effectiveness of the Credit Agreement. Section 7.12 of the Security Agreement and Section 18 of the Guaranty provide that additional Subsidiaries of the Borrower may become Debtors under the Security Agreement and Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “ New Debtor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Debtor under the Security Agreement and a Guarantor under the Guaranty.
     C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement, the Guaranty, and the Credit Agreement.
     Accordingly, the Administrative Agent and the New Debtor agree as follows:
     SECTION 1. In accordance with Section 7.12 of the Security Agreement, the New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor, and the New Debtor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct in all material respects on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Debtor. In furtherance of the foregoing, the New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a security interest in and lien on all of the New Debtor’s
Annex I to Security Agreement

right, title and interest in and to the Collateral of the New Debtor. Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtor.
     SECTION 2. In accordance with Section 18 of the Guaranty, the New Debtor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor, and the New Debtor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Debtor.
     SECTION 3. The New Debtor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 4. This Supplement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     SECTION 5. Except as expressly supplemented hereby, the Security Agreement and the Guaranty shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     SECTION 7. All communications and notices to the New Debtor under the Security Agreement or the Guaranty shall be in writing and given as provided in Section 7.2 of the Security Agreement to the address for the New Debtor set forth under its signature below.
     SECTION 8. The New Debtor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.
Annex I to Security Agreement

     IN WITNESS WHEREOF, the New Debtor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Debtor],
By:
Name:
Title:
Address:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:
Address:

Annex I to Security Agreement

Supplemental Schedules
to the Security Agreement
Supplemental Schedules to Annex I to Security Agreement

Annex II to the
Security Agreement
PATENT SECURITY AGREEMENT SUPPLEMENT
     WHEREAS, [relevant Debtor] a [__________] [corporation] [limited liability company] [limited partnership] (herein referred to as the “Debtor”), whose address is [     ], owns the letters patent, and/or applications for letters patent, of the United States of America, more particularly described on Schedule 1-A annexed hereto as part hereof (the “Patents”);
     WHEREAS, Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement dated as of February __, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”).
     WHEREAS, in connection with the Credit Agreement, the Borrower, the Debtor, and certain other subsidiaries of the Borrower have entered into a Security Agreement (as amended or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Debtor has granted to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Security Agreement), a security interest in all right, title and interest of the Debtor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Debtor, and all reissues, continuations, continuations-in-part, term restorations or extensions thereof, all Patent Licenses (as defined in the Security Agreement) and all proceeds thereof, including, without limitation, any claims by the Debtor against third parties for infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Debtor does hereby further confirm, and put on the public record, its grant to the Administrative Agent of a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
     The Debtor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the grant of and security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
The Administrative Agent’s address is [__________].
Annex II to Security Agreement

     IN WITNESS WHEREOF, [the relevant Debtor] has duly executed or caused this Supplement to the Security Agreement to be duly executed as of ___________, 20___.

[RELEVANT DEBTOR]
By:
Name:
Title:

Annex II to Security Agreement

Schedule 1-A
TO THE PATENT SECURITY AGREEMENT SUPPLEMENT

	Date Filed	Serial No. or
Title of Patent	or Granted	Patent No.

Annex II to Security Agreement

Annex III to the
Security Agreement
TRADEMARK SECURITY AGREEMENT SUPPLEMENT
     WHEREAS, [relevant Debtor] a [__________] [corporation] [limited liability company] [limited partnership] (herein referred to as the “Debtor”), having an address at [     ], (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section 1(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under Section 1(c) or 1(d) of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 1-A, which trademarks, trade names, trade styles and service marks are registered in the United States Patent and Trademark Office (the “Trademarks”); and
     WHEREAS, Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement dated as of February __, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”).
     WHEREAS, in connection with the Credit Agreement, the Borrower, the Debtor, and certain other subsidiaries of the Borrower have entered into a Security Agreement (as amended or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent, pursuant to which the Debtor has granted to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Security Agreement), a security interest in all right, title and interest of the Debtor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Debtor, and all reissues, extensions or renewals thereof, all Trademark Licenses (as defined in the Security Agreement) and all proceeds thereof, including, without limitation, any claims by the Debtor against third parties for infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Debtor does hereby further confirm, and put on the public record, its grant to the Administrative Agent of a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
     The Debtor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the grant of, security interest in and mortgage on the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
Annex III to Security Agreement

The Administrative Agent’s address is [__________].
Annex III to Security Agreement

     IN WITNESS WHEREOF, [the relevant Debtor] has duly executed or caused this Supplement to the Security Agreement to be duly executed as of ___________, 20___.

[RELEVANT DEBTOR]
By:
Name:
Title:

Annex III to Security Agreement

SCHEDULE 1-A TO THE TRADEMARK SECURITY AGREEMENT SUPPLEMENT

	Application or	Application Serial
	Registration	No. or Registration
Trademark	Date	No.

Annex III to Security Agreement

Anex IV to the
Security Agreement
COPYRIGHT SECURITY AGREEMENT SUPPLEMENT
     WHEREAS, [relevant Debtor] a [__________] [corporation] [limited liability company] [limited partnership] (herein referred to as the “Debtor”), having an address at [     ] has adopted, used and is using the copyrights listed on the annexed Schedule 1-A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);
     WHEREAS, Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement dated as of February __, 2011 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with the financial institutions from time to time party thereto (the “Lenders”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”).
     WHEREAS, in connection with the Credit Agreement, the Borrower, the Debtor, and certain other subsidiaries of the Borrower have entered into a Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent pursuant to which the Debtor has granted to the Administrative Agent, for the benefit of the holders of the Secured Obligations (as defined in the Security Agreement), a security interest in all right, title and interest of the Debtor in and to the Copyrights, and the registrations and recordings thereof in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Debtor and all extensions or renewals thereof and all licenses thereof and all proceeds thereof, including, without limitation, any claims by the Debtor against third parties for infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Debtor does hereby further confirm, and put on the public record, its grant to the Administrative Agent of a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
     The Debtor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the grant, assignment of and security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
The Administrative Agent’s address is [__________].
Annex IV to Security Agreement

     IN WITNESS WHEREOF, [the relevant Debtor] has duly executed or caused this Supplement to the Security Agreement to be duly executed as of ___________, 20_.

[RELEVANT DEBTOR]
By:
Name:
Title:

Annex IV to Security Agreement

SCHEDULE 1-A TO THE COPYRIGHT SECURITY AGREEMENT SUPPLEMENT COPYRIGHTS
Annex IV to Security Agreement